UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549-1004
___________________

FORM 8-K
___________________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) October 17, 2014
___________________

GENERAL MOTORS COMPANY
(Exact Name of Registrant as Specified in its Charter)
___________________

DELAWARE (State or other jurisdiction of incorporation)	001-34960 (Commission File Number)	27-0756180 (I.R.S. Employer Identification No.)
300 Renaissance Center, Detroit, Michigan (Address of Principal Executive Offices)	48265-3000 (Zip Code)

(313) 556-5000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

___________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17-CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On October 17, 2014, General Motors Company (“GM” “we”, “our” or the “Company”) amended and restated its two existing revolving credit facilities (together the “Facilities”) to increase aggregate borrowing capacity to $12.5 billion with JPMorgan Chase Bank, N.A., as the administrative agent, Citibank, N.A., as syndication agent, and a syndicate of 40 lenders. These Facilities amend and restate the $11.0 billion revolving credit facilities that we entered into in November 2012. The Facilities consist of a three-year, $5.0 billion facility and a five-year, $7.5 billion facility. These Facilities are unsecured and provide additional liquidity and improved terms.

The three-year, $5.0 billion facility is available to GM as well as certain other wholly-owned subsidiaries, including General Motors Financial Company, Inc., our captive finance company (“GM Financial”). This facility allows for borrowing in U.S. Dollars and other currencies and includes a GM Financial borrowing sub-limit of $2.0 billion, a letter of credit sub-facility of $1.6 billion and a Brazilian Real sub-facility of $0.3 billion. The five-year, $7.5 billion facility is available to GM as well as certain other wholly-owned subsidiaries, including GM Financial. This facility allows for borrowings in U.S. Dollars and other currencies and includes a GM Financial borrowing sub-limit of $2.0 billion, a letter of credit sub-limit of $0.5 billion and a Brazilian Real borrowing sub-facility of $0.2 billion.

Additionally, subject to compliance with certain covenants, we can further upsize the Facilities.

The Company has guaranteed the obligations of subsidiary borrowers under the Facilities. If GM fails to maintain an investment grade corporate rating from two or more of the following credit rating agencies: Fitch Ratings, Moody's Investor Service and Standard & Poor's, we will be required to provide guarantees from certain domestic subsidiaries under the terms of the Facilities.

Interest rates on obligations under the Facilities are based on prevailing annual interest rates for Eurodollar loans or an alternative base rate, both subject to an applicable margin. This applicable margin will be based upon the credit rating assigned to the Facilities.

The Facilities contain representations, warranties and covenants that are typical for these types of facilities. These covenants include restrictions on mergers or sales of assets and secured debt borrowings, subject to exceptions and limitations. The Facilities also require us to maintain at least $4.0 billion in global liquidity and at least $2.0 billion in U.S. liquidity.

Some of the lenders under the Facilities and their affiliates have various relationships with the Company and its subsidiaries involving the provision of financial services, including cash management, investment banking, trust and leasing services, and foreign exchange and other derivative arrangements.

The foregoing description does not constitute a complete summary of the Facilities and is qualified by reference in its entirety to the full text of the Facilities filed herewith.

Item 9.01 Financial Statements and Exhibits

EXHIBITS

Exhibit	Description	Method of Filing

Exhibit 10.1
Amended and Restated 3-Year Revolving Credit Agreement, dated as of October 17, 2014, among General Motors Company, General Motors Financial Company, Inc., GM Europe Treasury Company AB, General Motors do Brasil Ltda., the subsidiary borrowers from time to time parties thereto, the several lenders from time to time party thereto, JPMorgan Chase Bank, N.A., as administrative agent, and Citibank, N.A., as syndication agent.†

Attached as Exhibit
Exhibit 10.2
Amended and Restated 5-Year Revolving Credit Agreement, dated as of October 17, 2014, among General Motors Company, General Motors Financial Company, Inc., General Motors do Brasil Ltda., the subsidiary borrowers from time to time parties thereto, the several lenders from time to time party thereto, JPMorgan Chase Bank, N.A., as administrative agent, and Citibank, N.A., as syndication agent.†
Attached as Exhibit
Exhibit 99.1	News Release Dated October 17, 2014	Attached as Exhibit
† Portions of these exhibits have been omitted under a request for confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934 and filed separately with the United States Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL MOTORS COMPANY (Registrant)
/s/ THOMAS S. TIMKO
Date: October 22, 2014	By:	Thomas S. Timko Vice President, Controller and Chief Accounting Officer